EXHIBIT 24.5

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“AB InBev”), Anheuser-Busch InBev Worldwide Inc., InBev Belgium SA/NV, BrandBrew S.A., Cobrew NV/SA, InBev Nederland N.V., AB InBev France S.A.S., Interbrew International B.V., Interbrew Central European Holding B.V., Nimbuspath Limited, AmBrew S.A. and Anheuser-Busch Companies, Inc. under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of U.S.$1,500,000,000 principal amount of 3.000% Notes due 2012, U.S.$1,250,000,000 principal amount of 4.125% Notes due 2015, U.S.$2,250,000,000 principal amount of 5.375% Notes due 2020 and U.S.$500,000,000 principal amount of 6.375% Notes due 2040, together with the guarantees thereof (collectively, the “Securities”). Such Securities will be registered on one or more registration statements on Form F-4 (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, the Corporate Secretary or any Assistant Corporate Secretary of AB InBev, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by AB InBev pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effect the registration of the Securities under the Securities Act and qualification of the Securities, the related indenture and any other instrument under the U.S. Trust Indenture Act of 1939, as amended, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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[Cobrew NV/SA — Power of Attorney]

Date: November 27, 2009	By:	/s/ Gert Boulangé

Gert Boulangé
Member of the Board of Directors
Cobrew NV/SA

Date: November 27, 2009	By:	/s/ Peter Suy

Peter Suy
Member of the Board of Directors
Cobrew NV/SA

Date: November 27, 2009	By:	/s/ Jo Van Biesbroeck

Jo Van Biesbroeck
Member of the Board of Directors
Cobrew NV/SA

Date: November 30, 2009	By:	/s/ Jean-Louis Van de Perre

Jean-Louis Van de Perre
Member of the Board of Directors
Cobrew NV/SA

[Cobrew NV/SA — Power of Attorney]